UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2014

SABRA HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Notes Offering

On January 8, 2014, Sabra Health Care REIT, Inc. (the “Company”), Sabra Health Care Limited Partnership, Sabra Capital Corporation (together with Sabra Health Care Limited Partnership, the “Issuers”) and certain of the Company’s other subsidiaries entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters, pursuant to which the Issuers agreed to issue and sell $350.0 million aggregate principal amount of 5.5% senior notes due 2021 (the “Notes”) pursuant to an effective registration statement filed on May 20, 2013, as amended (File No. 333-188696), with the Securities and Exchange Commission. The offering is expected to close on January 23, 2014, subject to the satisfaction of customary market and other closing conditions.

The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by the Company and certain of the Company’s other existing and, subject to certain exceptions, future subsidiaries.

The foregoing description of the underwriting agreement is a summary only and is qualified in its entirety by reference to the complete terms of the underwriting agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of the Notes in any jurisdiction in which such offer, solicitation or sale is unlawful.

Tender Offer

On January 8, 2014, the Issuers commenced a cash tender offer (the “Tender Offer”) to purchase any and all of their outstanding $211,250,000 aggregate principal amount of 8.125% Senior Notes due 2018 (the “Tender Notes”) and a related solicitation of consents from holders of the Tender Notes to amend the indenture governing the Tender Notes (the “Consent Solicitation”).

The total consideration for each $1,000 principal amount of Tender Notes validly tendered and not validly withdrawn before 5:00 p.m. New York City time, on January 22, 2014 (as may be extended, the “Early Tender Date”) is $1,098.37, which includes a consent payment of $30.00 per $1,000 principal amount of Tender Notes. Holders of Tender Notes tendered after the Early Tender Date but before 11:59 p.m. New York City time, on February 5, 2014 (as may be extended, the “Expiration Time”) will be eligible to receive only the consideration for the Tender Offer, which is $1,068.37 for each $1,000 principal amount of Tender Notes, and does not include a consent payment. Holders whose Tender Notes are purchased in the Tender Offer will also receive accrued and unpaid interest from the most recent interest payment date for the Tender Notes up to, but not including, the applicable payment date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated January 8, 2014, by and among Sabra Health Care REIT, Inc., Sabra Health Care Limited Partnership, Sabra Capital Corporation, certain subsidiaries identified therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/s/ Richard K. Matros
Name: Richard K. Matros
Title: Chief Executive Officer & President

Dated: January 8, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 8, 2014, by and among Sabra Health Care REIT, Inc., Sabra Health Care Limited Partnership, Sabra Capital Corporation, certain subsidiaries identified therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.